UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

ENVIROTECH VEHICLES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Graphite Drive

Corona, California 92881

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2022, Envirotech Vehicles, Inc. (the “Company”) announced the appointment of Christian S. Rodich as the Company’s Chief Financial Officer. Effective upon Mr. Rodich’s appointment on February 3, 2022, Ms. Sue Emry will no longer serve as the Company’s interim Chief Financial Officer. However, she will continue to serve as the Company’s Executive Vice President.

The Company entered into an offer letter with Mr. Rodich (the “Rodich Agreement”), pursuant to which Mr. Rodich will receive an annual base salary of $160,000, payable in semi-monthly installments consistent with the Company’s payroll practices. Mr. Rodich will also receive stock options to purchase 77,471 shares of the Company’s common stock, vesting over five years, subject to his continued service through the applicable vesting date. Mr. Rodich will also receive participation in medical insurance, dental insurance, and the Company’s other benefit plans. Under the Rodich Agreement, Mr. Rodich will also receive a signing/relocation bonus of $20,000.

The foregoing description of the Rodich Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rodich Agreement, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Mr. Rodich, 47, has over 20 years of finance and accounting experience in a variety of industries. From January 2014 through October 2021, Mr. Rodich was employed by Masterbrand Cabinets, a provider of premier cabinetry, where he served as the Director of Corporate Accounting and Compliance from January 2014 through May 2015, and from May 2015 through October 2021, he served as the Senior Director of Commercial (Channel) Finance. From October 2007 through December 2013, Mr. Rodich was Director of Internal Audit-North America for Smith & Nephew, a portfolio medical technology business with global operations. Mr. Rodich has prior experience as an Internal Audit Manager with Mueller Industries and as a Level-2 System Support with Pfizer. Mr. Rodich is a licensed CPA in Tennessee, with experience as a Senior Internal Auditor at Thomas & Betts/Arthur Andersen. Mr. Rodich holds a B.S. in Business Administration as well as a Master of Accountancy degree from the University of Tennessee.

Mr. Rodich has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Rodich and any other person pursuant to which Mr. Rodich was appointed as the Company’s Chief Financial Officer.

On February 3, 2022, the Company issued a press release announcing Mr. Rodich as its Chief Financial Officer. The press release is attached hereto as Exhibit 99.1. The information included in the press release in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter with Christian S. Rodich dated February 3, 2022.

99.1	Press Release dated February 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: February 8, 2022	By:	/s/ Susan M. Emry
Susan M. Emry
Executive Vice President